Exhibit 99.2

AMERICAN NATIONAL GROUP, INC.

EXECUTIVE SEVERANCE PLAN

PARTICIPATION AGREEMENT1

This Participation Agreement (the “Participation Agreement”) is entered into as of _________ ___, 202_ between American National Group, Inc. (the “Company”), and [Employee Name] (“Executive”).

WHEREAS, the Compensation Committee of the Company’s Board of Directors has adopted the American National Group, Inc. Executive Severance Plan, effective as of April 22, 2021 (the “Plan”), to provide certain benefits to participants upon a qualifying termination of employment, as contemplated under the Plan;

WHEREAS, the Plan Administrator (as defined in the Plan) has decided to offer Executive the opportunity to participate in the Plan, subject to the terms of the Plan and this Participation Agreement;

WHEREAS, as a condition of eligibility to participate in the Plan, Executive must agree to be bound by the terms of this Participation Agreement, including the Restrictive Covenants herein; and

WHEREAS, Executive acknowledges that Executive has carefully reviewed the Plan and this Participation Agreement and has decided that Executive wishes to enter into this Participation Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1. Plan. The terms of the Plan are specifically incorporated herein as a part of this Participation Agreement, and this Participation Agreement shall be a part of and governed by the terms of the Plan, as amended from time to time, subject to the limitations on amendment and termination in Section 8(l) of the Plan.

2. Participation Subject to Execution and Return of this Participation Agreement. This Participation Agreement and Executive’s designation as a Participant in the Plan shall be null and void unless Executive agrees to be bound by and executes this Participation Agreement and returns it to the Company on or before _________ ___, 202_ (the “Execution Deadline”).2

3. Definitions. The capitalized terms used, but not defined in this Participation Agreement, shall have the respective meanings set forth in the Plan. For purposes of this Participation Agreement and the Plan, the following terms shall have the respective meanings set forth below:

(a) “Change of Control Period” shall mean, with respect to a particular Change of Control, the period beginning on the date on which such Change of Control is consummated through and including the date that is the 18-month anniversary thereof.

(b) “COBRA Period” shall be _____ months.

[1]	Note to Form: This form Participation Agreement (including Exhibit A hereto) is the form applicable to employees based in Texas.
[2]	Note to Form: Date to be 15 days after this Agreement is delivered to the Employee.

(c) “Removal/Amendment Protection Period” shall be _____ months.

(d) “Restrictive Covenants” shall mean the Restrictive Covenants attached hereto as Exhibit A.

(e) “Severance Amount” shall mean [the Participant’s Base Salary] [the sum of (i) Participant’s Base Salary and (ii) Participant’s Annual Bonus].

(f) “Severance Multiple” shall mean, (i) in the event of a Qualifying Termination that occurs other than during a Change of Control Period, [0.5] [0.75] [1.0] and (ii) in the event of a Qualifying Termination that occurs during a Change of Control Period [1.0] [1.5] [2.0] [2.99].

4. Restrictive Covenants. Executive agrees to be bound by the terms of the Restrictive Covenants, which are incorporated herein by reference as if set forth fully herein.

5. Term. This Participation Agreement shall terminate upon the earliest of (i) the date of termination of Executive’s employment with the Company if no benefits are payable under the Plan as of such date, (ii) the date the Company satisfies its obligation, if any, to make payments and provide benefits to Executive pursuant to the Plan and (iii) the termination of the Plan in accordance with Section 8(l) thereof or the removal of Executive from the Plan in accordance with Section 2 thereof prior to the date Executive terminates employment with the Company, it being understood that Executive’s obligations under the Restrictive Covenants shall survive the terminations of the Plan and this Participation Agreement.

6. Counterparts. This Participation Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

7. Adequacy of Consideration. Executive acknowledges and agrees that each of the following items in clauses (i) – (v) constitute good and valuable consideration for Executive being subject to the terms of the Plan and this Participation Agreement, including the Restrictive Covenants: (i) the Severance Benefits to which Executive may be entitled under the Plan, (ii) the Company’s promise to provide additional Confidential Information, (iii) the substantial economic investment made by the Company in the Confidential Information and goodwill of the Company, and/or the business opportunities entrusted to Executive, (iv) access to customers and clients of the Company, and (v) the Company’s employment of Executive in an executive position and the compensation and other benefits provided by the Company to Executive.

8. Severability. If a court of competent jurisdiction determines that any provision of this Participation Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Participation Agreement or the Plan, and all other provisions shall remain in full force and effect.

9. Amendment. This Participation Agreement shall not be amended, modified or supplemented in any manner whatsoever except by mutual written agreement of the parties hereto or in accordance with this paragraph. The Company shall have the right to amend this Participation Agreement without Executive’s consent, which amendment shall be evidenced in writing, in the event that (i) such amendment occurs at a time when the Company may unilaterally amend the Plan pursuant to Section 8(l) thereof, or (ii) such amendment does not adversely affect Executive.

10. Complete Agreement. This Participation Agreement and the Plan constitute the complete agreement between Executive and the Company concerning the subject matter herein and therein and while in effect they supersede and replace any prior written or oral understandings entered into between Executive and the Company solely to the extent relating to severance or related benefits. Notwithstanding the foregoing, to the extent Executive was subject to restrictive covenants prior to the execution of this Participation Agreement, such restrictive covenants shall continue to remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Participation Agreement as of the ___ day of ___________, 202__.

AMERICAN NATIONAL GROUP, INC.

By:
Name:
Title:

EXECUTIVE

Name:

EXHIBIT A

Restrictive Covenants

1.

Your Agreement. In consideration of and by acceptance of the Participation Agreement to which this Exhibit A is attached (the “Participation Agreement”), you agree to the following confidentiality, non-solicitation and non-disparagement restrictions (the “Restrictions”), and your compliance with such Restrictions will be a condition to payment of the Severance Benefits.

2.

Acknowledgements. You understand and agree that the Restrictions and other terms and conditions of the Participation Agreement and the Plan are reasonable and reasonably necessary to protect the goodwill, confidential information, and other legitimate business interests of the Company and its subsidiaries (the “Enterprise”). You understand and agree that the services to be rendered by you to the Enterprise are of a special and unique character; that you will obtain knowledge and skill relevant to the Enterprise’s industry, methods of doing business, and marketing strategies, and that you will develop goodwill with customers, agents, distributors, and other business associates of the Enterprise by virtue of your continued employment. You understand and agree that the nature of your position with the Enterprise gives you access to and knowledge of confidential information and places you in a position of trust and confidence with the Enterprise. You further understand and agree that the Enterprise’s ability to reserve its confidential information for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure by you is likely to result in unfair or unlawful competitive activity. You further understand and agree that if any of the Restrictions herein are determined to be unenforceable by reason of their extent, duration, scope or otherwise, then the court making such determination shall reduce such extent, duration, scope or other provision and enforce them in their reduced form for all purposes contemplated hereby.

3.

Confidentiality. Subject to the terms of the Participation Agreement and beginning on the last day of your employment with the Enterprise and continuing indefinitely, you agree and covenant not to disclose or disseminate Confidential Information to any third party or misuse, misappropriate or otherwise use Confidential Information for your own benefit or for the benefit of any third party. During the term of your employment with the Enterprise, you agree and covenant to protect Confidential Information in accordance with applicable Enterprise policies and procedures. For purposes of this paragraph, “Confidential Information” means any trade secrets or any other confidential or proprietary knowledge, information, data or know-how concerning the Enterprise or its businesses or activities that is not generally known to the public. This paragraph does not, in any way, restrict or impede you from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

4.

Non-Solicitation of Employees and Agents. You agree and covenant not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee or agent of the Enterprise, during the 12-month period, to run consecutively, beginning on the last day of your employment with the Enterprise.

5.

Non-Solicitation of Customers, Agents, and Distributors. You understand and acknowledge that because of your experience with and relationship to the Enterprise, you may have access to and learn about much or all of the Enterprise’s customer, agent, and/or distributor information. “Customer, Agent and Distributor Information” includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, purchase and sale histories and preferences, chain of

Exhibit A - 1

command, pricing information, and other information identifying facts and circumstances specific to the customer, agent or distributor and relevant to sales and/or services. You understand and acknowledge that loss of these relationships and/or goodwill will cause significant and irreparable harm to the Enterprise. You agree and covenant, during the 6-month period, to run consecutively, beginning on the last day of your employment with the Enterprise, not to directly or indirectly solicit, contact (including but not limited to e-mail, text, regular mail, express mail, telephone, fax, and instant message), attempt to contact, or meet with the Enterprise’s current, former or prospective customers, agents, and distributors for purposes of offering or accepting goods or services similar to or competitive with those offered by the Enterprise. This restriction shall only apply to:

a.	Current or prospective Enterprise customers, agents, or distributors with whom you had contact in any way during your employment with the Enterprise; and\

b.	Current or prospective Enterprise customers, agents, or distributors about whom you have trade secret or confidential information or information that is not available publicly.

6.

Non-Disparagement. You agree and covenant that you will not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Enterprise or its businesses, or any of its current or former employees, officers, directors and existing and prospective customers, agents, distributors, investors, and other associated third parties. This paragraph does not, in any way, restrict or impede you from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

Capitalized terms used but not defined in this Exhibit A shall have the respective meanings set forth in the Plan or Participation Agreement.

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Exhibit A - 2